SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2004

Harte-Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive, San Antonio, Texas 78216

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 829-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to Item 12 Results of Operations and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On October 27, 2004, Harte-Hanks, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s financial results for the fiscal quarter ended September 30, 2004. A copy of the Company press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01: EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 27, 2004 titled “Harte-Hanks Reports Third Quarter EPS of $0.29 with Revenue up 9.7% and Operating Income up 13.0%” announcing earnings for the fiscal quarter ended September, 2004 (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2004

HARTE-HANKS, INC.

By:	/s/ Dean H. Blythe
Senior Vice President and
Chief Financial Officer

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Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated October 27, 2004 titled “Harte-Hanks Reports Third Quarter EPS of $0.29 with Revenue up 9.7% and Operating Income up 13.0%” announcing earnings for the fiscal quarter ended September, 2004 (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).